Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in each Prospectus and “Independent Registered Public Accounting Firm” in each Statement of Additional Information, each dated March 1, 2024, and each included in this Post-Effective Amendment No. 316 to the Registration Statement (Form N-1A, File No. 033-02659) of Transamerica Funds (the “Registration Statement”).

We also consent to the incorporation by reference of our reports dated December 22, 2023, with respect to the financial statements and financial highlights of Transamerica Asset Allocation – Conservative Portfolio, Transamerica Asset Allocation – Growth Portfolio, Transamerica Asset Allocation – Moderate Growth Portfolio, Transamerica Asset Allocation – Moderate Portfolio, Transamerica Asset Allocation Intermediate Horizon, Transamerica Asset Allocation Long Horizon, Transamerica Asset Allocation Short Horizon, Transamerica Balanced II, Transamerica Bond, Transamerica Capital Growth, Transamerica ClearTrack 2015, Transamerica ClearTrack 2020, Transamerica ClearTrack 2025, Transamerica ClearTrack 2030, Transamerica ClearTrack 2035, Transamerica ClearTrack 2040, Transamerica ClearTrack 2045, Transamerica ClearTrack 2050, Transamerica ClearTrack 2055, Transamerica ClearTrack 2060, Transamerica ClearTrack Retirement Income, Transamerica Core Bond, Transamerica Emerging Markets Debt, Transamerica Emerging Markets Opportunities, Transamerica Energy Infrastructure, Transamerica Floating Rate, Transamerica Government Money Market, Transamerica High Yield Bond, Transamerica High Yield ESG, Transamerica High Yield Muni, Transamerica Inflation Opportunities, Transamerica Intermediate Muni, Transamerica International Equity, Transamerica International Focus, Transamerica International Small Cap Value, Transamerica International Stock, Transamerica International Sustainable Equity, Transamerica Large Cap Value, Transamerica Large Core ESG, Transamerica Large Growth, Transamerica Large Value Opportunities, Transamerica Long Credit, Transamerica Mid Cap Growth, Transamerica Mid Cap Value Opportunities, Transamerica Multi-Asset Income, Transamerica Multi-Managed Balanced, Transamerica Short-Term Bond, Transamerica Small Cap Growth, Transamerica Small Cap Value, Transamerica Small/Mid Cap Value, Transamerica Sustainable Bond, Transamerica Sustainable Equity Income, Transamerica Sustainable Growth Equity, Transamerica UltraShort Bond, Transamerica Unconstrained Bond, and Transamerica US Growth (the “Funds”) (fifty-six of the series constituting Transamerica Funds included in the Annual Report to Shareholders (Form N-CSR) for the periods ended October 31, 2023, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

February 29, 2024